Exhibit 1.01

Mazor Robotics Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2017

This report for the year ended December 31, 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals that are necessary to the functionality or production of their products. "Conflict Minerals" are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”) for the purposes of this assessment.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, it must disclose its determination, provide a brief description of the inquiry it undertook and the results of the inquiry on a Form SD.

If a registrant has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (the “CMR”), to the SEC that includes a description of those due diligence measures.

1. Overview

This report has been prepared by management of Mazor Robotics Ltd. (herein referred to as “Mazor”, "Mazor Robotics", "Company", “we”, “us”, or “our”). The information includes the activities of Mazor's wholly owned subsidiaries.

We are a leading innovator that has pioneered robotic guidance systems and complementary products in the spine and brain surgical markets which we believe may provide a safer surgical environment for patients, surgeons and operating room staff. We engage in the development, production and marketing of innovative medical devices for supporting surgical procedures in the fields of orthopedics and neurosurgery. We operate in the fields of image guided surgery and computer-assisted surgery enabling the use of surgical instruments with high precision and minimal invasiveness, aiming to simplify complex and minimally-invasive surgical procedures. We believe that our Mazor Core technology - the collaboration of four key technologies in Mazor's systems - provides predictable, efficient and precise surgical procedures. We believe that our portfolio of products, based on our proprietary Mazor Core technology and including the Mazor XTM Robotic Guidance System (“Mazor X), and the Renaissance® Surgical -Guidance System (“Renaissance” and together with the Mazor X, the “Products”), are transforming spine surgery from freehand procedures to highly accurate, state-of-the-art, guided procedures that raise the standard of care with better clinical results. We believe in evidence-based medicine, with more than fifty-five peer-reviewed studies validating the clinical value proposition of our products. The Mazor X, Renaissance and SpineAssist (our predecessor to the Renaissance) systems have been used to perform a wide variety of spine procedures on over 32,000 patients worldwide (with over 220,000 implants placed). We believe in ongoing innovation. In 2014, we introduced the Renaissance for brain surgery and in 2015 we introduced the PRO (Predictable Renaissance Operation) product line, which currently includes three solutions designed to support brain procedures, as well as, trauma and lateral spine procedures. We are continuing the development of the Renaissance platform for trajectory guidance in spine and brain surgery procedures. In July 2016, we unveiled the Mazor X system, a transformative robotic guidance platform for spine surgeries and in October 2016, we commercially launched the Mazor X system. The Mazor X system was developed with the goal of enhancing predictability and patient benefit, through the combination of analytical tools, multiple-source data, precision guidance, optical tracking, intra-op verification, and connectivity technologies. The Mazor X system was designed to expand the field of precision guided spine surgery beyond trajectory guidance. In April 2017, we received 510(k) clearance from the FDA for the Mazor X Align™ software, a spinal deformity correction planning software for the Mazor X system. The Mazor X Align is the first advanced application being integrated onto the Mazor X platform. We are continuing the development of the Mazor X platform for additional spine surgery procedures. On May 16, 2016, we entered into a strategic, two-phase Exclusive Lead Sharing and Distribution Agreement and a Purchase Agreement with Medtronic plc and certain of its affiliates (“Medtronic”). Under the first phase of this agreement, Medtronic was charged to generate sales leads for the Mazor X system. Mazor was stipulated as Medtronic’s sole strategic partner for development and commercialization of the Mazor X for robotic-based spine applications. In addition, Medtronic made certain investments in Mazor in 2016 and 2017. On August 30, 2017, we entered into the next phase of our strategic partnership with Medtronic, whereby Medtronic assumed exclusive global commercial responsibility for the Mazor X system for spine applications.

Our customers are mainly comprised of hospitals, medical centers, academic centers and medical device distributors.

Mazor is committed to high ethical standards and to conducting its business with a high level of integrity, as defined in our Code of Business Conduct and Ethics. We strive to source materials from companies that share our values regarding human rights, ethics and environmental responsibility.

We conducted an analysis of our Products and found the presence of 3TG materials. Therefore, the Products that we manufacture are subject to the reporting obligations of the Rule.

2. Supply Chain Overview

Mazor does not purchase Conflict Minerals directly from mines, smelters or refiners, and tracing these minerals to their sources is a challenge that requires us to rely on suppliers in the efforts to achieve supply chain transparency, including obtaining information regarding the origin of the Conflict Minerals. In order to manage the scope of this task, we integrated a responsible sourcing of minerals requirement within our Conflict Minerals Policy. Our suppliers are expected to provide the 3TG sourcing information to us per our Conflict Minerals Policy.

3. Reasonable Country of Origin Inquiry (RCOI)

We performed an internal assessment and prioritized the list of suppliers to approach. In the first step, we conducted a comprehensive analysis of our Products' components and identified potential 3TG Suppliers ("Potential 3TG Suppliers"). We contacted the identified Potential 3TG Suppliers to further investigate the possibility that 3TG minerals are present within our Products. We identified 164 Potential 3TG Suppliers whose products could potentially include 3TG.

We believe that implementing the OECD guidelines and using the Responsible Minerals Initiative ("RMI") (formerly the Conflict-Free Sourcing Initiative (CFSI)) Conflict Minerals Reporting Template (“CMRT”) to gather information from smelters and refiners are currently the best possible efforts to obtain mine and country of origin information.

Due to the size of the company, the breadth and complexity of our Products, and the dynamic nature of our supply chain, it is challenging to identify the source and origin of the 3TG incorporated in our Products. The manufacturing process for Mazor's Products is significantly removed from the mining, smelting and refining of Conflict Minerals, therefore, we must rely on our direct suppliers to assist us in obtaining information regarding the origin of the Conflict Minerals.

We reached out to those suppliers through letters and questionnaires designed to explain the relevant SEC requirements and Mazor's due diligence expectations as well as refer them to online training materials and instructions. Suppliers were asked to provide us with information regarding 3TG and smelters using the most recent CMRT developed by the RMI.

We engaged a global third-party service provider to compile the survey results, and we reviewed the responses that we received and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information. We received responses from 80 suppliers that represent 49% of our Potential 3TG Suppliers.

Based on information obtained, and taking into account the complexities of our supply chain, we do not have sufficient information from our suppliers to determine the country of origin of the Conflict Minerals used in our Products or the facilities used to process those Conflict Minerals. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries and are not from recycled or scrap sources.

Based on this result, Mazor undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of its Products during 2017. There is significant overlap between our RCOI efforts and our due diligence measures performed.

4.  Due Diligence Program

4.1. Design of Our Due Diligence and Description of the Due Diligence Process
Our due diligence processes and efforts have been designed and developed based on the Organization for Economic Co-operation and Development's ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Guidance") and the related supplements for gold and for tin, tantalum and tungsten. This aforementioned guidance includes the following measures:

Step 1: Establish Strong Company Management Systems;
Step 2: Identify and Assess Risk in the Supply Chain;
Step 3: Design and Implement Strategy to Respond to Risks;
Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Point in the Supply Chain; and
Step 5: Report Annually on Supply Chain Due Diligence.

4.2. Due Diligence Process

4.2.1. Establish Strong Company Management Systems
Our Conflict Minerals due diligence process includes: the development of a Conflict Minerals Policy; establishment of governance structures with cross functional team members and senior executives; communication to, and engagement with suppliers; due diligence compliance processes and measurement; record keeping and escalation procedures.

4.2.1.1. Conflict Minerals Policy
Mazor believes that ethical business conduct is critical to its operations and therefore has established a Code of Business Conduct and Ethics. Mazor is concerned that the trade of Conflict Minerals mined in the Covered Countries may be fueling human rights atrocities in the region. Therefore, Mazor has adopted a Conflict Minerals Policy. As described in the policy, Mazor strives to source materials from companies that share our values around human rights, ethics and environmental responsibility. We do not aim to eliminate sourcing from the Covered Countries, but to encourage suppliers to engage in ethical sourcing of the Conflict Minerals from the Covered Countries. We expect our suppliers to comply with our Conflict Mineral Policy. The Policy is available on the Company's website at https://www.mazorrobotics.com/index.php/en-us/investors/investor-documents/corporate-governance.

4.2.1.2. Management Systems and Internal Team
Mazor has created a Conflict Minerals taskforce and engaged with an external consultant to ensure compliance with the Rule. Our taskforce led by our Vice President Operations and Global Service ("VP Operations & Service") who joined the Company in 2017, and a team of subject matter experts from relevant functions such as supply chain, engineering and finance departments. The taskforce oversees ongoing communication with the Potential 3TG Suppliers, to obtain Conflict Minerals evaluation results, to perform the required procedures to ensure that the responses received from our suppliers meet the requirements of the Rule and to deal with all issues arising from the RCOI findings and the due diligence program.

4.2.1.3 Control Systems
We utilize the RMI’s CMRT to collect data and information from our suppliers in order to identify the origin of 3TG in our supply chain. We also engage a global third-party service provider to assist us with the identification of the smelters and refiners that process the 3TG in our Products.

Mazor has an established due diligence compliance process and has set forth documentation and record maintenance mechanisms to ensure that relevant documentation is retained in a structured electronic database for a period of at least 5 years.

4.2.1.4 Supplier Engagement
We sent letters to Potential 3TG Suppliers informing these direct suppliers that Mazor is subject to the Rule, advised them of Mazor's commitment to responsible sourcing of minerals, and indicated that their cooperation in the due diligence process is expected, including completion of the CMRT.

We have also engaged a global third-party service provider to facilitate training and outreach to suppliers, as well as to communicate, collect, validate and archive supplier responses.

In addition, a conflict minerals clause that requires suppliers to provide us with information about the source of 3TG and relevant smelters or refiners was added to our standard contracts.

4.2.1.5 Grievance Mechanism
Our Conflict Minerals Policy is available to the public on our website and provides the contact details for reporting concerns or further guidance regarding our Conflict Minerals program.

4.2.2. Identify and Assess Risk in the Supply Chain
As described above, we identified through a comprehensive analysis of our Products 164 Potential 3TG Suppliers. We reached out to those suppliers through letters and questionnaires designed to explain the relevant SEC requirements and Mazor's due diligence expectations as well as to refer them to online training materials and instructions. Suppliers were asked to provide us with information regarding 3TG and smelters or refiners using the CMRT developed by the RMI. We received responses from 80 suppliers.
We compared the information provided therein with the RMI's standard smelter list.

4.2.3. Design and Implement Strategy to Respond to Risks
Each CMRT received from our suppliers was entered into a database maintained by a global third-party service provider and was reviewed. For non-responsive suppliers or suppliers that provided unclear or incomplete responses, an escalation process was implemented to obtain complete and accurate required information, sometimes requiring multiple telephone and/or email contacts to further the data collection process. We communicate to all our suppliers the importance of compliance and have a Conflict Minerals management program in place to collect, analyze, store and monitor the results of our inquires. We also request any supplier found to be supplying us with Conflict Minerals from sources that support armed conflict in Covered Countries to establish an alternative source of Conflict Minerals that does not support such conflict. Our VP Operations & Service is briefed on an on-going basis and as required on the results of our due diligence efforts. In addition, the status of the Conflict Mineral Program and relevant updates are shared with the team on an on-going basis and as required.

4.2.4. Carry Out Independent Third Party Audit of Supply Chain Due Diligence
Mazor does not have direct sourcing relationships with Conflict Mineral smelters or refiners. Where possible, we have relied on third-party assurances and certifications, such as the RMI's Responsible Mineral Assurance Process (“RMAP”).

4.2.5. Report Annually on Supply Chain Due Diligence
Our Conflict Mineral annual report is available on the Company's website at https://www.mazorrobotics.com/index.php/en-us/investors/investor-documents/corporate-governance and is filed with the SEC.

5. Results of Assessment:

5.1. Survey Responses

As indicated above, the Products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of components from many suppliers. Since there are generally multiple tiers between the mines that extract Conflict Minerals and our suppliers, we relied on our suppliers to provide information on the origin of the Conflict Minerals contained in components supplied to us.

We did not receive information at the product level from all of our suppliers, and therefore the Company cannot clearly identify the source of origin of all 3TG included in its products.

Based on information provided by our Potential 3TG Suppliers as well as by RMI, the results of our due diligence investigations as of the date of this Report are as follows:

Out of 164 Potential 3TG Suppliers:
17% of our Potential 3TG Suppliers were determined to be 3TG free.
32% of our Potential 3TG Suppliers were determined to supply 3TG.

Based on the information we received from Potential 3TG Suppliers, we identified 322 smelters or refiners, categorized by 3TG: (Gold 150, Tantalum 43, Tin 83, Tungsten 46), of which 266 smelters or refiners, or 83%, have been certified as Conflict Free by the RMI, or are currently engaged in an audit process ("Active"), as of the date of publication of this report. We have identified 12 smelters or refiners, or 4% that provided conflict minerals from recycled or scrap sources.  318 of the smelters or refiners in our supply chain survey, or 99%, are not from the Covered Countries. We identified 3 smelters that were not designated as conflict free by the RMI, and are from the Covered Countries. We are in on-going communication with the relevant Suppliers sourcing from the aforementioned smelters or refiners to manage risks, and their responses are still under evaluation by the Company, as of the date of publication of this Report.

Based on the information provided by the relevant suppliers as well as by RMI, as of the date of this Report, the facilities that may have been used to process the Conflict Minerals in our Products may include to the best of our knowledge the smelters and refiners listed in Annex I below.

Based on the information provided by the relevant suppliers as well as by RMI, as of the date of this Report, the mine countries of origin of the Conflict Minerals contained in our Products may include the countries listed in Annex II below.

Please note that information is not gathered on a continuous, real-time basis from Mazor's suppliers, and that, since the information comes from direct and secondary suppliers and independent third-party audit programs, Mazor can only provide reasonable (not absolute) assurance regarding the source and chain of custody of the necessary Conflict Minerals.

6. Continuous Improvement Efforts to Mitigate Risk

As we move forward with our due diligence program, we will continue working with our global supply chain to ensure responsible sourcing and assure compliance with international regulations, and will consider taking the following steps to improve the due diligence that we conduct to further mitigate any risk that the Conflict Minerals in our Products could benefit armed groups in the Covered Countries:

a.
Periodically engage with suppliers to attempt to increase the response rate to our inquiries and to improve the content of the supplier responses, including responses that were identified as incomplete, inconsistent or inaccurate.

b.	Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals.

c.
Request of any supplier found to be supplying us with Conflict Minerals from sources that support armed conflict in Covered Countries to establish an alternative source of Conflict Minerals that does not support such conflict. We do not aim to eliminate sourcing from the Covered Countries, but to encourage suppliers to engage in ethical sourcing of the Conflict Minerals from the Covered Countries.

d.	Validate supplier responses regarding smelters and refiners using information collected from reliable industry certification programs.

e.
Continue to compare smelters and refiners identified by our supply chain survey against lists of facilities that have received a third-party “conflict free” designation and to track those that have not received such a designation.

f.	Continue to report to management on the findings of our supply chain risk assessment.

Caution Concerning Forward-Looking Statements

Any statements contained in this report regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Further, any statements that are not statements of historical fact (including statements containing the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. The forward-looking statements included herein are based on current expectations and beliefs that involve a number of known and unknown risks and uncertainties. Examples of forward-looking statements in this document include statements relating to our future plans. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. There are a number of factors that could cause events to differ materially from those indicated by the forward-looking statements in this document, including the risks associated with our suppliers not cooperating fully or at all with our efforts.  Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Annex I - List of smelters or refiners

Metal	Smelter Name	Smelter Country
Gold	Metalor Switzerland	SWITZERLAND
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Gold Mining in Shandong (Laizhou) Limited Company	CHINA
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Shonan Plant Tanaka Kikinzoku	JAPAN
Gold	AGR Mathey	AUSTRALIA
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN
Gold	Dowa	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Kinzoku Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	MEM(Sumitomo Group)	JAPAN

Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Valcambi S.A.	SWITZERLAND
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Fujian Zijin mining stock company gold smelter	CHINA
Gold	China Henan Zhongyuan Gold Smelter	CHINA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Royal Canadian Mint	CANADA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	JCC	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	CCR	CANADA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	PAMP S.A.	SWITZERLAND
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Bangalore Refinery	INDIA
Gold	Caridad	MEXICO
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Japan Mint	JAPAN

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	T.C.A S.p.A	ITALY
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	L'Orfebre S.A.	ANDORRA
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiTech	KOREA, REPUBLIC OF
Gold	Italpreziosi	ITALY
Gold	Marsam Metals	BRAZIL
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	African Gold Refinery	UGANDA
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	H.C. Starck GmbH Goslar	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	ULBA	KAZAKHSTAN
Tantalum	F & X	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Solikamsk	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tin	China Tin (Hechi)	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	China Yunnan Tin Co Ltd.	CHINA

Tin	Funsur Smelter	PERU
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	Brand RBT	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	OMSA	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Brand IMLI	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	Kundur Smelter	INDONESIA
Tin	Thai Solder Industry Corp., Ltd.	THAILAND
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	China Rare Metal Material Co., Ltd.	CHINA
Tin	Alent plc	UNITED STATES OF AMERICA
Tin	Fenix Metals	POLAND

Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Elmet S.L.U.	SPAIN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	China National Non Ferrous	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Xiamen H.C.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Annex II - List of possible countries of origin of Conflict Minerals

ANGOLA
ARGENTINA
ARMENIA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
BURUNDI
CAMBODIA
CANADA
CENTRAL AFRICAN REPUBLIC
CHILE
CHINA
COLOMBIA
CZECH REPUBLIC
DEMOCRATIC REPUBLIC OF CONGO
DJIBOUTI
ECUADOR
EGYPT
ESTONIA
ETHIOPIA
FRANCE
GERMANY
GHANA
GUYANA
HUNGARY
INDIA
INDONESIA
IRELAND
ISRAEL
ITALY
IVORY COAST
JAPAN
JERSEY
KAZAKHSTAN
KENYA
LAOS
LUXEMBOURG
MADAGASCAR
MALAYSIA
MALI

MEXICO
MONGOLIA
MOZAMBIQUE
MYANMAR
NAMIBIA
NIGER
NIGERIA
PAPUA NEW GUINEA
PERU